                                                                     Exhibit 2.2




                              AMENDED AND RESTATED

                                   BYLAWS OF

                        NEUTRAL POSTURE ERGONOMICS, INC.

                              A TEXAS CORPORATION

                              AMENDED AND RESTATED

                                   BYLAWS OF

                        NEUTRAL POSTURE ERGONOMICS, INC.



                               TABLE OF CONTENTS

                                                                                                                      PAGE
ARTICLE I.                OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.       REGISTERED OFFICE AND AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 2.       OTHER OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II.               SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.       MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 2.       ANNUAL MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 3.       SPECIAL MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 4.       FIXING RECORD DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 5.       NOTICE OF SHAREHOLDERS' MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 6.       VOTING LIST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 7.       VOTING SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 8.       QUORUM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 9.       MAJORITY/PLURALITY VOTE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 10.      ACTION BY SHAREHOLDERS WITHOUT MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 11.      TELEPHONIC MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 12.      INSPECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE III.              DIRECTORS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 1.       BOARD OF DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.       NUMBER OF DIRECTORS; ELECTION; TERM;
                          QUALIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.       VACANCIES AND NEWLY CREATED DIRECTORSHIPS . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.       REMOVAL OF DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 5.       MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 6.       FIRST MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 7.       REGULAR MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 8.       SPECIAL MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 9.       QUORUM; MAJORITY VOTE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 10.      CONSENT OF DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 11.      TELEPHONIC MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 12.      COMMITTEES OF DIRECTORS19
         Section 13.      COMPENSATION OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

         Section 14.      RESIGNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE IV.               NOTICES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 1.       METHOD OF NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 2.       WAIVER OF NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE V.                OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 1.       OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 2.       ELECTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 3.       TERM; REMOVAL; RESIGNATION; VACANCIES;
                          COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 4.       CHAIRMAN OF THE BOARD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 5.       CHIEF EXECUTIVE OFFICER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 6.       PRESIDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 7.       VICE PRESIDENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 8.       CONTROLLER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 9.       SECRETARY AND ASSISTANT SECRETARIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 10.      TREASURER AND ASSISTANT TREASURERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE VI.               CERTIFICATES AND SHAREHOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 1.       CERTIFICATES OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 2.       TRANSFER OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 3.       REGISTERED SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 4.       LOST CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE VII.              INDEMNIFICATION; INSURANCE .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE VIII.             GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 1.       DISTRIBUTIONS AND SHARE DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 2.       RESERVES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 3.       CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 4.       ANNUAL STATEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 5.       DEPOSITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 6.       BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 7.       CHECKS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 8.       FISCAL YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE IX.               BYLAWS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 1.       AMENDMENT, ALTERATION AND REPEAL OF BYLAWS  . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 2.       CONSTRUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 3.       TABLE OF CONTENTS; HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                        NEUTRAL POSTURE ERGONOMICS, INC.

                              A TEXAS CORPORATION



                                   ARTICLE I.

                                    OFFICES

         Section 1. REGISTERED OFFICE AND AGENT. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation with the Office of the Secretary of State of the State of Texas.

         Section 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require or as may be desirable.

                                  ARTICLE II.

                                  SHAREHOLDERS

         Section 1. MEETINGS. All meetings of shareholders for any purpose shall be held at such times and places, within or without the State of Texas, as shall be stated in the notices of the meetings or in executed waivers of notice thereof.

         Section 2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held annually at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting.

         Section 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law or by the Articles of Incorporation or by these Bylaws, may be called by the Chairman of the Board, by a majority of the Board of Directors, or by shareholders owning at least twenty-five (25) percent of all shares of stock entitled to vote at such meeting. The request for a special meeting shall be submitted to the Secretary of the Corporation and shall state the purpose or purposes of the proposed meeting. The Secretary shall within five (5) days from the date of its receipt cause notice of the meeting to be given in the manner provided in Section 5 of this Article II. If the Secretary does not give notice of the meeting within five (5) days after the date of receipt of written request, the person or persons calling the meeting may fix the time of meeting and give notice in the manner provided in Section 5 of this Article II. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of such meeting or in an executed waiver of notice thereof.

         Section 4. FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting), the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as a record date for the determination of shareholders, such date not to be more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 4, such determination shall be applied to any adjournment thereof except when the determination has been made through the closing of the stock transfer books and the stated period of closing has expired, in which case the Board of Directors shall make a new determination as provided above.

         Whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall neither precede nor be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; provided, however, that the Board of Directors may not so fix a record date if a record date shall have previously been fixed or determined pursuant to the provisions of this paragraph below. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or the principal executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

         Section 5.       NOTICE OF SHAREHOLDERS' MEETINGS.

         (a) Written or printed notice stating the place, day and hour of each meeting of shareholders, and in the case of a special meeting (or if otherwise required by law), the purpose or purposes for which it is called, shall be delivered (unless otherwise required by law) not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting.

                 Any notice required to be given to any shareholder, under any provision of the Texas Business Corporation Act, or the Articles of Incorporation of this Corporation or these Bylaws, need not be given to the shareholder if (i) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (ii) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a twelve-month period, have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

         (b) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as Directors. Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any other shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 5, who shall be entitled to vote for the election of Directors at the meeting, and who complies with the notice procedures set forth in this Section 5.

         (c) A shareholder must give timely, written notice to the Secretary of the Corporation to nominate Directors at an annual meeting pursuant to Section 5(b) hereof. To be timely in the case of an annual meeting, a shareholder's notice must be received at the principal executive offices of the Corporation not more than 180 days nor less than 120 days before the first anniversary of the preceding year's annual meeting. To be timely in the case of a special meeting or in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, a shareholder's notice must be received at the principal executive offices of the Corporation no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made. For purposes of this
         Section 5(c), "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934. Such shareholder's notice shall set forth with respect to each person, if any, whom the shareholder proposes to nominate for election as a Director, all information relating to such person (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director) that is required under the Securities Exchange Act of 1934, as amended, (ii) the name and address, as they appear on the Corporation's records, of the shareholder nominating such persons (as the case may be), and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (iii) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the nomination is made, and (iv) any material interest or relationship that such shareholder of record and/or the beneficial owner, if any, on whose behalf the nomination is made may have with such nominee. At the request of the Board of Directors, any person nominated for election as a Director shall furnish to the Secretary of the Corporation the information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.

         (d) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted, and no person shall be nominated to serve as a Director, at an annual or special meeting of shareholders, except in accordance with the procedures set forth in this Section 5. The chairman of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting, or that a nomination was not made, in accordance with the procedures prescribed by these Bylaws and, if he shall so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted and any defective nomination shall be disregarded. A shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 5.

         Section 6. VOTING LIST. The officer or agent who has charge of the stock transfer books for shares shall make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each shareholder and the number of shares held by each shareholder. Such list shall be kept on file at the registered office or the principal place of business of the Corporation and shall be subject to the inspection of any shareholder during usual business hours, for a period of at least ten (10) days prior to the meeting. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of the shareholders.

         Section 7. VOTING SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except (i) to the extent that the Articles of Incorporation provide for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series or (ii) as otherwise provided by law.

         Shareholders are prohibited in the Articles of Incorporation from cumulating their votes in any election of Directors of this Corporation.

         At any meeting of shareholders, a shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder.
A telegram, telex, cablegram, or similar transmission by the shareholder, or photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this Section. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Any vote may be taken by voice or show of hands unless a shareholder entitled to vote, either in person or by proxy, objects, in which case written ballots shall be used.

         Treasury shares, shares of the Corporation's own stock owned by another corporation (the majority of the voting stock of which is owned or controlled by the Corporation) and shares of the Corporation's own stock held by the Corporation in a fiduciary capacity shall not be voted (directly or indirectly) at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

         Section 8. QUORUM. The holders of a majority of the shares issued and outstanding and entitled to be voted, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of shareholders except as otherwise provided by law or by the Articles of Incorporation.

         If a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting, except as may otherwise be provided by the Articles of Incorporation or by these Bylaws.

         If, however, a quorum shall not be present or represented at a meeting of the shareholders, the holders of a majority of the shares represented in person or by proxy and entitled to vote shall have the power, unless otherwise provided in the Articles of Incorporation or these Bylaws, to adjourn the meeting until such time and to such place, without notice other than announcement at the meeting, until a quorum shall be present or represented.
At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

         Section 9. MAJORITY/PLURALITY VOTE. When a quorum is present at any meeting of shareholders, the act of the shareholders relative to any matter (except the election of Directors (see paragraph below) and except in cases where a different vote is required by express provision of law, the Articles of Incorporation or these Bylaws, in which cases such express provision shall govern and control the decision of such matters) shall be decided by the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at the meeting.

         Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of Directors at a meeting of shareholders at which a quorum is present, unless otherwise provided in the Articles of Incorporation or these Bylaws.

         Section 10. ACTION BY SHAREHOLDERS WITHOUT MEETING. Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. The consent may be in more than one counterpart so long as each shareholder signs one of the counterparts. Every written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall bear the date of signature of each shareholder who signs the consent. No written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the Corporation in the manner required by this Section, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the President or principal executive officer of the Corporation. A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by a shareholder for purposes of this Section. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

         If any action by shareholders is taken by written consent, any article or documents filed with the Secretary of State of the State of Texas as a result of the taking of the action shall state, in lieu of any statement required by the Texas Business Corporation Act concerning any vote of shareholders, that written consent has been given in accordance with the provisions of Article 9.10 of the Texas Business Corporation Act and that any written notice required by such Article has been given.

         Section 11. TELEPHONIC MEETING. Unless otherwise restricted by the Articles of Incorporation, subject to the provisions required or permitted by law and these Bylaws for notice of meetings, shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 12. INSPECTORS. The Board of Directors may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count, and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as an inspector of an election of Directors. Inspectors need not be shareholders.

                                  ARTICLE III.

                                   DIRECTORS

         Section 1. BOARD OF DIRECTORS. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

         In the discharge of any duty imposed or power conferred upon a Director of the Corporation, including as a member of a committee, the Director may in good faith and ordinary care rely upon the statements, valuations or information referred to in Article 2.38-3 of the Texas Business Corporation Act or upon other information, opinions, reports, or statements, including financial statements and other financial data, concerning the Corporation or another person, that were prepared or presented by (i) one or more officers or employees of the Corporation, (ii) legal counsel, public accountants, investment bankers, or other persons as to matters the Director reasonably believes are within the person's professional or expert competence, or (iii) a committee of the Board of Directors of which the Director is not a member. A Director is not relying in good faith within the meaning of the preceding sentence if the Director has knowledge concerning the matter in question that makes reliance otherwise permitted by the above sentence unwarranted.

         Section 2. NUMBER OF DIRECTORS; ELECTION; TERM; QUALIFICATION. The initial Board of Directors shall consist of the number of Directors named in the Articles of Incorporation. Thereafter, the number of Directors to be elected shall be fixed and determined by resolution adopted by the Board of Directors from time to time or by the shareholders at the annual meeting. The number of Directors may be increased or decreased from time to time as provided in these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director.

         The Directors of the Corporation (exclusive of Directors who are elected pursuant to the terms of, and serve as representatives of the holders of, any series of preferred stock of the Corporation) shall be referred to herein as "Classified Directors" and shall be divided into three classes, with the first class referred to herein as "Class 1," the second class as "Class 2," and the third class as "Class 3." If the total number of Classified Directors equals a number divisible by three, then the number of Directors in each of Class 1, Class 2, and Class 3 shall be that number of Directors equal to the total number of Directors divided by three. If, however, the total number of Classified Directors equals a number that is not divisible by three, each such class of Directors shall consist of that number of Directors as nearly equal in number as possible to the total number of Directors divided by three, as determined by the Board of Directors in advance of each respective election of Directors by holders of shares of capital stock of the Corporation then entitled to vote in such election. The term of office of the initial Class 1 Directors shall expire at the 1998 annual meeting of shareholders, the term of office of the initial Class 2 Directors shall expire at the 1999 annual meeting of shareholders and the term of office of the initial Class 3 Directors shall expire at the 2000 annual meeting of shareholders, with each Director to hold office until his successor shall have been duly elected and qualified. At each annual meeting of shareholders, commencing with the 1998 annual meeting, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each Director to hold office until his successor shall have been duly elected and qualified.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by series or by class (excluding holders of common stock), to elect Directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other features of such Directorships shall be governed by the terms of the Articles of Incorporation (including any amendment to the Articles of Incorporation that designates a series of preferred stock), and such Directors so elected by the holders of preferred stock shall not be divided into classes pursuant to this Section 2 unless expressly provided by the terms of the Articles of Incorporation.

         Directors need not be residents of the State of Texas or shareholders of the Corporation.

         Section 3. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies occurring on the Board of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose, or by a majority of the remaining Directors, though less than a quorum. A Director elected to fill the vacancy shall be elected for the unexpired term of his predecessor in office.

         Any Directorship to be filled by reason of any increase in the number of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose, or by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the shareholders, provided that the Board of Directors may not fill more than two such Directorships during the period between any two successive annual meetings of shareholders.

         Notwithstanding the foregoing, whenever the holders of any class or series of shares, or group of classes or series of shares, of stock of the Corporation are entitled to elect one or more Directors by the provisions of the Articles of Incorporation, any vacancies in such Directorships and any newly created Directorships of such class or series to be filled by reason of an increase in the number of such Directors may be filled by the affirmative vote of a majority of the Directors elected by such class or series, or by such group, then in office, or by a sole remaining Director so elected, or by the vote of the holders of the outstanding shares of such class or series, or of such group, and such Directorships shall not in any case be filled by the vote of the remaining Directors or the holders of the outstanding shares as a whole unless otherwise provided in the Articles of Incorporation.

         Section 4. REMOVAL OF DIRECTORS. Except to the extent limited by law, the Articles of Incorporation or these Bylaws, at any meeting of shareholders called expressly for that purpose, any Director or the entire Board of Directors may be removed, with or without cause, by the holders of two-thirds of shares entitled to vote at an election of Directors. Except as may otherwise be provided by law, cause for removal shall exist only if the Director whose removal is proposed (a) has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, (b) has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation, and such adjudication has become final and non-appealable, or (c) has missed three consecutive meetings of the Board of Directors. Whenever the holders of any class or series of shares, or any group of classes or series of shares, of stock of the Corporation are entitled to elect one or more

Directors by the provisions of the Articles of Incorporation, only the holders of shares of that class or series or group shall be entitled to vote for or against the removal of any Directors elected by the holders of that class or series or group. If the Articles of Incorporation should be amended so as to permit cumulative voting and if less than the entire Board of Directors is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or if there be classes of Directors, at an election of the class of Directors of which he is a part.

         Section 5. MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, within or without the State of Texas.

         Section 6. FIRST MEETING. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by the unanimous consent of the Directors, then elected and serving, such time or place shall be changed.

         Section 7. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held, with or without notice, at such time and place as shall from time to time be determined by the Board of Directors.


         Section 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President on not less than twenty-four (24) hours' notice to each Director. Special meetings shall be called by the Chairman of the Board, President or Secretary in like manner and on like notice at the written request of any two of the Directors.

         Unless otherwise required by law, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 9. QUORUM; MAJORITY VOTE. At all meetings of the Board of Directors, a majority of the number of Directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws; provided, however, that if a Board of one Director shall be authorized, then one Director shall constitute a quorum and the act of that one Director shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 10. CONSENT OF DIRECTORS. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or the committee, as the case may be, execute a written consent setting forth the action so taken. Such consent shall have the same force and effect as a unanimous vote at a meeting. The consent may be in more than one counterpart so long as each Director signs one of the counterparts.

         Section 11. TELEPHONIC MEETING. Unless otherwise restricted by the Articles of Incorporation, subject to the provisions required or permitted by law or these Bylaws for notice of meetings, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in and hold a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 12. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution adopted by a majority of the whole Board, from time to time designate from among the members of the Board of Directors one or more committees. Each committee shall consist of one or more members of the Board of Directors. The Board of Directors may designate one or more of its members as alternate members of any committee, who may, subject to limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee.

         Except as limited by law, the Articles of Incorporation, these Bylaws or the resolution establishing such committee, each committee shall have and may exercise all of the authority of the Board of Directors as the Board of Directors may determine and specify in the respective resolutions appointing each such committee. The designation of any committee and the delegation of any authority to the committee shall not operate to relieve the Board of Directors, or any member of the Board of Directors, of any responsibility imposed by law.

         A majority of all the members of any such committee may fix the time and place of its meetings, unless the Board of Directors shall otherwise provide, and meetings of any committee may be held upon such notice as shall from time to time be determined by the members of any such committee.

         At all meetings of any committee, a majority of its members shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such committee, unless otherwise specifically provided by law, the Articles of Incorporation, the Bylaws or the resolution establishing such committee. The Board of Directors shall have power at any time, subject as aforesaid, to change the number and members of any such committee, to fill vacancies thereon and to discharge any such committee.

         Section 13. COMPENSATION OF DIRECTORS. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for attending committee meetings.

         Section 14. RESIGNATION. Any Director may resign at any time by written notice to the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at such other time as may be specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any Director who does not, for any reason, stand for election at any meeting of shareholders called for such purpose shall be conclusively deemed to have resigned, effective as of the date of such meeting, for all purposes, and the Corporation need not receive any written notice to evidence such resignation.

                                  ARTICLE IV.

                                    NOTICES

         Section 1. METHOD OF NOTICE. Whenever by law, the Articles of Incorporation, or these Bylaws, notice is required to be given to any committee member, Director, or shareholder, it shall not be construed to mean personal notice, but any such notice may be given (i) in writing, by mail, postage prepaid, addressed to such member, Director or shareholder at his address as it appears on the records of the Corporation, or (ii) by any other method permitted by law (including, but not limited to, by telegram, telex, cablegram and, in the case of Directors, by telephone). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by telegram, telex or cablegram shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

         Section 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of law, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE V.

                                    OFFICERS

         Section 1. OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a President and a Secretary, and may consist of such other officers and agents as the Board of Directors may deem necessary, including a Chairman of the Board and/or a Chief Executive Officer, one or more Vice Presidents (and, in the case of each Vice President, with such descriptive title, if any, as the Board of Directors shall determine), a Treasurer, a Controller, and one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person.

         In the discharge of any duty imposed or power conferred upon an officer of the Corporation, the officer may in good faith and ordinary care rely on information, opinions, reports, or statements, including financial statements and other financial data, concerning the Corporation or another person, that were prepared or presented by (i) one or more other officers or employees of the Corporation including members of the Board of Directors or
(ii) legal counsel, public accountants, investment bankers, or other persons as to matters the officer reasonably believes are within the person's professional or expert competence. An officer is not relying in good faith within the meaning of the preceding sentence if the officer has knowledge concerning the matter in question that makes reliance otherwise permitted by the above sentence unwarranted.

         No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the Corporation in more than one capacity, if such instrument is required by law, the Articles of Incorporation, these Bylaws or any act of the Corporation to be executed, acknowledged, verified or countersigned by two or more officers.

         None of the officers need be a Director or a shareholder of the Corporation.

         Section 2. ELECTION. Without limiting the right of the Board of Directors to choose officers of the Corporation at any time when vacancies occur or when the number of officers is increased, the Board of Directors, at its first regular meeting after each annual meeting of shareholders or as soon thereafter as conveniently practicable, shall elect the officers of the Corporation and such agents as the Board of Directors shall deem necessary or desirable.

         Section 3. TERM; REMOVAL; RESIGNATION; VACANCIES; COMPEN-SATION. The officers of the Corporation shall hold office until their successors are elected or appointed and qualified, or until their earlier death, resignation, retirement, disqualification or removal. Any officer or agent elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby, but any such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at such other time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors for the unexpired portion of the term.

         The compensation of all officers and agents of the Corporation shall be fixed from time to time by the Board of Directors or pursuant to its direction. No officer shall be prevented from receiving such compensation by reason of his also being a Director.

         Section 4. CHAIRMAN OF THE BOARD. The Chairman of the Board (if one be elected and serving) shall be preside at all meetings of shareholders and the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have such other authority and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

         Section 5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer (if one be elected and serving) shall be the ranking and chief executive officer of the Corporation. As such, he shall have, subject only to the Board of Directors, general and active management, and see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall have all of the powers granted by the Bylaws to the President, including the power to make and sign contracts and agreements in the name and on behalf of the Corporation. He shall also, in general, have supervisory powers over the President, the other officers, the executive committees, and the business activities of the Corporation, subject to the approval or review of the Board of Directors.

         Section 6. PRESIDENT. The President shall be the chief operating officer of the Corporation and, subject to the direction of the Board of Directors, the Chairman of the Board and the Chief Executive Officer, shall have and exercise direct charge of and general supervision over the business affairs and employees of the Corporation. He shall also have such other authority and perform such other duties as may be prescribed from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or these Bylaws. The President shall, if there is no Chief Executive Officer, or in the absence or disability of the Chief Executive Officer, be the chief executive officer of the Corporation, preside at all meetings of shareholders and of the Board of Directors, and perform the duties and exercise the powers of the Chief Executive Officer.

         Section 7. VICE PRESIDENTS. Vice Presidents shall have such authority and perform such duties as may be delegated, permitted or assigned from time to time by the Chief Executive Officer, the President or the Board of Directors and, in the event of the absence, unavailability or disability of the President, or in the event of his inability or refusal to act, shall, in the order of their seniority, perform the duties and have the authority and exercise the powers of the President, unless otherwise determined by the Board of Directors.

         Section 8. CONTROLLER. If a Controller is appointed, the Controller shall have charge of the Corporation's books of account, records and auditing.

         Section 9. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall have the duty of recording the proceedings of the meetings of shareholders and Board of Directors in a minute book to be kept for that purpose and shall perform all like duties for any committees. The Secretary shall give or cause to be given notice, as required by these Bylaws or by law, of all meetings of the shareholders and all meetings of the Board of Directors and shall perform such other duties as may be prescribed by these Bylaws or by the Board of Directors, the Chief Executive Officer or the President, under whose supervision the Secretary shall be. The Secretary also shall perform such other duties and have such other powers as may be permitted by law or as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe or authorize.

         The Assistant Secretaries, if any, in the order of their seniority, unless otherwise determined by the Board of Directors shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may be permitted by law or as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe, authorize or delegate.

         In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the Board of Directors and of shareholders shall be recorded by such person as shall be designated by the Board of Directors.

         Section 10. TREASURER AND ASSISTANT TREASURERS. If a Treasurer is designated as an officer of the Corporation by the Board of Directors, he shall be the Chief Financial Officer of the Corporation. The Treasurer shall have the custody of the corporate funds and securities and shall keep, or cause to be kept, full and accurate accounts and records of receipts and disbursements and other transactions in books belonging to the Corporation and shall deposit, or see to the deposit of, all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or under the authority of the Board of Directors. He shall: (i) endorse or cause to be endorsed in the name of the Corporation for collection the bills, notes, checks or other negotiable instruments received by the Corporation; (ii) sign or cause to be signed all checks issued by the Corporation; and (iii) pay out or cause to be paid out money as the Corporation may require, taking vouchers therefor. In addition, he shall perform such other duties as may be permitted by law or as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe, authorize or delegate. The Board of Directors may by resolution delegate, with or without power to re-delegate, any or all of the foregoing duties of the Treasurer to other officers, employees or agents of the Corporation, and to provide that other officers, employees and agents shall have the power to sign checks, vouchers, orders or other instruments on behalf of the Corporation. The Treasurer shall render to the Board of Directors, whenever they may require it, an account of his transactions as Treasurer and of the financial condition of the Corporation.
If required by the Board of Directors, he shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.

         If a Treasurer is not designated as an officer of the Corporation, the functions of the Treasurer shall be performed by the Chief Executive Officer, the President, the Secretary or such other officer or officers of the Corporation as shall be designated by the Board of Directors at any time or from time to time.

         The Assistant Treasurers, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may be permitted by law or as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe, authorize or delegate. If required by the Board of Directors, the Assistant Treasurers shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.

                                  ARTICLE VI.

                         CERTIFICATES AND SHAREHOLDERS

         Section 1. CERTIFICATES OF SHARES. The Corporation shall deliver certificates representing shares to which shareholders are entitled or the shares of a Corporation may be uncertificated shares. Certificates representing shares shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall be signed by the Chief Executive Officer, the Chairman of the Board, the President or any Vice President, and by the Secretary or any Assistant Secretary or by the Treasurer (if any) or any Assistant Treasurer. Any or all of the officer signatures upon the certificates may be facsimiles. If any officer or officers who have signed or whose facsimile signature or signatures have been used on any such certificate or certificates cease to be such officer or officers of the Corporation before said certificate or certificates shall have been issued, such certificate or certificates may nevertheless be issued by the Corporation with the same effect as though the person or persons who signed such certificates or whose facsimile signature or signatures shall have been used thereon had been such officer or officers at the date of its issuance. Certificates for shares shall be in such form as shall be in conformity to law and as may be prescribed from time to time by the Board of Directors.

         In the event the Corporation is authorized to issue shares of more than one class or series, each certificate representing shares issued by the Corporation (i) shall conspicuously set forth on the face or back of the certificate a full statement of all the designations, preferences, limitations and relative rights of the shares of each class or series to the extent they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, preferences, limitations, and relative rights of subsequent series or (ii) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the Articles of Incorporation on file in the office of the Secretary of State of the State of Texas and (b) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the Corporation at its principal place of business or registered office.

         Each certificate representing shares issued by the Corporation (i) shall conspicuously set forth on the face or back of the certificate a full statement of the limitation or denial of preemptive rights contained in the Articles of Incorporation, if any, or (ii) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the Articles of Incorporation on file in the office of the Secretary of State of the State of Texas and (b) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge on request to the Corporation at its principal place of business or registered office. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the cases of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor pursuant to the provisions of Section 4 of this Article VI. Certificates shall not be issued representing fractional shares of stock.

         Section 2. TRANSFER OF SHARES. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares of stock or other securities of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and otherwise meeting all legal





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
requirements for transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transaction recorded upon the books of the Corporation. Transfers of shares or other securities shall be made only on the books of the Corporation by the registered holder thereof, or by such holder's attorney thereunto authorized by power of attorney and filed with the Secretary of the Corporation or the transfer agent.

         Section 3. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive distributions or share dividends, to vote, to receive notifications, and otherwise exercise all the rights and powers of an owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         Section 4. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient and may require such sureties, assurances or indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.





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
                                  ARTICLE VII.

                           INDEMNIFICATION; INSURANCE

         The Corporation shall indemnify and advance expenses to and may provide indemnity insurance for persons who are named in any lawsuits or other proceedings as a result of their service to the Corporation as Directors or officers of the Corporation to the fullest extent permitted by the laws of the State of Texas as such laws may now or hereafter exist. The Corporation may, but is not required to, indemnify, advance expenses to, and provide indemnity insurance for, persons who are named in any lawsuits or other proceedings as a result of their service to the Corporation as employees or agents of the Corporation to the fullest extent permitted by the laws of the State of Texas as such laws may now or hereafter exist.

         Any repeal or modification of this Article shall operate prospectively only and shall not adversely affect the rights existing at the time of such repeal or modification of any of the aforementioned persons.

                                 ARTICLE VIII.

                               GENERAL PROVISIONS

         Section 1. DISTRIBUTIONS AND SHARE DIVIDENDS. Subject to the provisions of the Articles of Incorporation relating thereto, if any, and the restrictions imposed by applicable law, distributions and/or share dividends on the Corporation's outstanding shares may be declared from time to time by the Board of Directors, in its discretion, at any regular or special meeting, pursuant to law.

         Section 2. RESERVES. Before payment of any distribution or share dividend, the Board of Directors by resolution from time to time, in their absolute discretion, may create a reserve or reserves out of the Corporation's surplus, or designate or allocate any





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
part or all of such surplus in any manner for any proper purpose, including, without limitation, a reserve or reserves for meeting contingencies, equalizing dividends, repairing or maintaining any property of the Corporation, or for such other purpose as the Directors deem beneficial to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve, designation or allocation in the manner in which it was created.

         Section 3. CONTRACTS. Subject to the provisions of Article V, the Board of Directors may authorize any officer, officers, agent or agents to enter into any contract or agreement of any nature whatsoever, including, without limitation, any contract, deed, bond, mortgage, guaranty, deed of trust, security agreement, pledge agreement, act of pledge, collateral mortgage, collateral chattel mortgage or any other document or instrument of any nature whatsoever, and to execute and deliver any such contract, agreement, document or other instrument of any nature whatsoever for and in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 4. ANNUAL STATEMENT. On request, the Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders, a full and clear statement of the business and condition of the Corporation.

         Section 5. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

         Section 6. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and each committee of its Board of Directors, and shall





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
keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that has been presented to the Corporation for registration of transfer. Such original issuance and transfer records shall contain the names and addresses of all past and current shareholders of the Corporation and the number and class or series of shares held by each. Any books, records, minutes and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time.

         Section 7. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by the Chief Executive Officer, the President or such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 8. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                  ARTICLE IX.

                                     BYLAWS

         Section 1. AMENDMENT, ALTERATION AND REPEAL OF BYLAWS. The power to alter, amend, or repeal these Bylaws or adopt new Bylaws, subject to repeal or change by action of the shareholders, shall be vested in Board of Directors unless reserved to the shareholders by law or the Articles of Incorporation. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted, subject to repeal or change by action of the shareholders, at any regular or special meeting of the Board of Directors by resolution adopted thereat.





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
         Section 2. CONSTRUCTION. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

                 (a) The remainder of these Bylaws shall be considered valid and operative, and

                 (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

         Section 3. TABLE OF CONTENTS; HEADINGS. The table of contents and headings are for organization, convenience and clarity. In interpreting these Bylaws, the table of contents and headings shall be subordinated in importance to the other written material.





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
         I, the undersigned, being the Secretary of the Corporation DO HEREBY CERTIFY THAT the foregoing are the Bylaws of said Corporation, as adopted by the Board of Directors of said Corporation on the 22nd day of September, 1997.




                                                   /s/ GREGORY A. KATT
                                                   ----------------------------
                                                   Gregory A. Katt, Secretary





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